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                             PURCHASER'S CERTIFICATE



DECORA INDUSTRIES, INC.                              PERSONAL AND CONFIDENTIAL
1 Mill Street
Fort Edward, New York 12828


Gentlemen:

          The undersigned hereby makes application to purchase 46,000 shares of the common stock of Decora Industries, Inc. (the "Company") for $.80 per share for a total consideration of $36,800 upon the terms and conditions set forth herein. The common shares of capital stock of the Company purchased hereunder shall hereinafter be referred to collectively as the "Securities."

          The undersigned understands that it is contemplated that the Securities will not be registered under the Securities Act of 1933, as amended (the "Act"), or the state blue sky laws. The undersigned also understands that in order to assure that the offering (the "Offering") of the Securities will be exempt from registration under the Act and various state securities laws, each prospective offeree must have such knowledge and experience in financial and business matters in order that such offeree is able to evaluate the risks and merits of an investment in the Securities.

          The undersigned understands that the information supplied in this Certificate will be disclosed to no one other than the officers and directors of the Company and/or to counsel or accountants for the Company without the undersigned's consent, or unless it is necessary for the Company to use such information to support the exemption from registration under the Act to be claimed for the Offering.

          For purposes of this Certificate, the undersigned represents and warrants that the information supplied herein is true and correct as of a date immediately prior to the undersigned's purchase of the Securities.

          In order to induce the Company to extend an offer to purchase the Securities to the undersigned as a prospective offeree of the Securities, the undersigned represents and warrants as follows:

          (1) The undersigned is either experienced in or knowledgeable with regard to the business of the Company, or


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either alone or with the undersigned's professional advisers is capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of the investment and can otherwise be reasonably assumed to have the capacity to protect the undersigned's own interests in connection with the investment in the Securities. A "professional adviser" for purposes of this representation is a person such as a lawyer, certified accountant, or registered investment adviser who for a fee customarily makes investment decisions and recommendations relied upon by other persons and who is unaffiliated with and not compensated by the Company.

          (2) The undersigned is an "accredited investor," as that term is defined in Rule 501(a) under the Act. Specifically, the undersigned comes within one of the following categories of accredited investors at the time of the sale of the Securities to the undersigned (all dollar amounts having reference to U.S. dollars):

                    a. Any corporation or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                    b. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                    c. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                    d. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                    e. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and

                    f. Any entity in which all of the equity owners are accredited investors.




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          (3) In evaluating the merits and risks of an investment in the
Securities, the undersigned has not relied upon the Company or the Company's attorneys or advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the undersigned's own personal legal counsel and tax advisers.


          (4) The acquisition of the Securities by the undersigned is solely for the undersigned's own account, for investment, and not with a view to, or to offer or sell for an issuer in connection with, the distribution of the Securities, or to participate or have a direct or indirect participation in any such undertaking, or to participate or have a participation in the direct or indirect underwriting of any such undertaking. The undersigned has no contract, arrangement or understanding with the Company or any other person to participate in the distribution of the Securities.

          (5) The offer to sell the Securities was directly communicated to the undersigned, and the undersigned was able to ask questions of and receive answers concerning the terms of this transaction. At no time was the undersigned presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          (6) The undersigned has been advised that the Company's authorized capital stock consists of 45,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, each with the following characteristics:

               (a) Current Capitalization. Holders of Common Stock are entitled to one vote, either in person or by proxy, for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided by law, action can be taken by a majority of shares entitled to vote at a meeting. Holders of Common Stock are entitled to dividends when and as they may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation or dissolution of the Company, are entitled to share ratably in the assets of the Company remaining after payment of liabilities and payment in respect of any preferred stock. Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to the Common Stock. The outstanding shares of Common Stock of the Company are fully paid and nonassessable.



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               The 5,000,000 authorized shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors without any approval of stockholders. The Board of Directors has been authorized to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. Preferred Stock could be given voting and conversion rights which would dilute the voting power and equity of holders of Common Stock and could rank prior to the Common Stock or a newly created series of Preferred Stock with respect to dividend rights, rights on liquidation or other rights.

               (b) Intended Capitalization. Concurrent with the Conny acquisition, the Company will issue to a lender a Warrant exercisable at $1.00 per share to purchase 17.5% of the Company on a fully diluted basis (approximately 9,100,000 common shares). Since the Company does not have enough authorized common shares to permit exercise of such a Warrant, the Company will issue to the investor a warrant to purchase Series A Convertible Preferred Stock which together with any warrant for common stock will convert automatically to Common Stock equal to such 7,500,000 shares of common stock when additional shares of common stock are authorized by the Company's shareholders.

          (7) The undersigned has received and reviewed a copy of the Company's annual report on Form 10-K for the fiscal year ended March 31, 1997; (b) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997; (c) the Executive Summary describing the Conny transaction dated as of September 11, 1997 prepared by the Company; and (d) certain projections describing the Conny transaction attached as Exhibit A. In addition to the foregoing, the undersigned has had the opportunity to speak directly with officers of the Company concerning the Company's business plan and operations, and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

          (8) The undersigned represents and warrants to the Company that the information contained in this Certificate is accurate, true, and complete, and understands that an offer of the Securities will not be made to the undersigned until this Certificate has been reviewed, and only then if the Company has reasonable grounds to believe and actually believes that the undersigned has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of an investment in the Securities and that the undersigned is able to bear the economic risks of such investment, and that the sale of Securities to the undersigned



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otherwise qualifies for exemption from registration under the Act and appropriate state securities laws.

          (9) The undersigned represents and warrants that it never has been represented, guaranteed, or warranted to the undersigned by any officer or director of the Company, their agents or employees or any other person in connection with the Company, expressly or by implication, any of the following:

               (a) The approximate or exact length of time that the undersigned will be required to remain as the owner of the Securities;

               (b) The exact amount of profit and/or amount or type of consideration, profits or losses (including tax benefits) to be realized, if any, by the Company;

               (c) That the past performance or experience of the officers and directors of the Company, or any other person connected with the Company can predict the results of the ownership of the Securities or the overall success of the Company.

          (10) The undersigned represents and warrants that the undersigned has been advised that:

               (a) the sale of the Securities that the undersigned is purchasing has not been registered under the Act, and the Securities must be held indefinitely unless a transfer of the Securities is subsequently registered under the Act or an exemption from such registration is available;

               (b) the Securities that the undersigned is acquiring are "restricted securities" as that term is defined in Rule 144 promulgated under the Act;

               (c) any and all certificates representing the Securities shall bear an investment legend restricting the transfer of such Securities

          (11) If the undersigned is a corporation or partnership, the person executing this Agreement on behalf of such entity has all right, power and authority to so execute and deliver this Agreement on behalf of such corporation or partnership.

          IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Certificate effective as of this 30th day of September, 1997.


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                              CUMBERLAND ASSOCIATES


                              By:  /s/ Gary Tynes (General Partner)
                              Its: (on behalf of Edwin L. Cox)




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